EXHIBIT I

EIB Group – Interim Financial Statements	5

EIB GROUP

CONSOLIDATED BALANCE SHEET AS AT 30 JUNE 2007 (in EUR ‘000)

ASSETS		30.06.2007		31.12.2006
(Unaudited)
1. Cash in hand, balances with central banks and post office banks		10 148		14 676

2. Treasury bills eligible for refinancing with central banks		2 611 291		2 701 696

3. Loans and advances to credit institutions

a) repayable on demand	287 576		165 224
b) other loans and advances	13 520 770		14 598 326
c) loans (Note B)	114 922 574		115 846 949

		128 730 920		130 610 499

4. Loans and advances to customers
a) loans (Note B)	148 533 123		141 866 003
b) specific provisions	- 20 814		- 82 417

		148 512 309		141 783 586

5. Debt securities including fixed-income securities
a) issued by public bodies	660 315		719 292
b) issued by other borrowers	12 968 571		10 572 110

		13 628 886		11 291 402

6. Shares and other variable-yield securities		1 931 351		1 671 533

7. Intangible assets		3 834		5 131

8. Property, furniture and equipment		243 473		219 884

9. Other assets
a) sundry debtors	269 488		293 211
b) positive replacement values	6 550 588		14 315 907

		6 820 076		14 609 118

10. Subscribed capital and receivable reserves, called but not paid (Note F)		1 586 576		1 444 700

11. Prepayments and accrued income		90 104		80 726

TOTAL ASSETS		304 168 968		304 432 951

EIB Group – Interim Financial Statements	6

LIABILITIES		30.06.2007		31.12.2006
(Unaudited)
1. Amounts owed to credit institutions
a) with agreed maturity dates or periods of notice	590 925		218 967

		590 925		218 967

2. Debts evidenced by certificates (Note C)
a) debt securities in issue	254 284 748		251 742 473
b) others	913 900		1 090 202

		255 198 648		252 832 675

3. Other liabilities
a) sundry creditors	1 650 691		1 483 201
b) sundry liabilities	36 942		39 739
c) negative replacement values	11 435 396		15 437 071

		13 123 029		16 960 011

4. Accruals and deferred income		344 469		344 285

5. Provisions
a) staff pension plan	907 612		869 174

		907 612		869 174

TOTAL LIABILITIES		270 164 683		271 225 112

6. Capital (Note F)
- Subscribed	164 808 169		163 653 737
- Uncalled	- 156 567 760		- 155 471 050

		8 240 409		8 182 687

7. Consolidated reserves (Note F)
a) reserve fund	16 480 817		16 365 374
b) additional reserves	5 870 633		2 511 342

		22 351 450		18 876 716

8. Funds allocated to structured finance facility		1 250 000		1 250 000

9. Funds allocated to venture capital operations		1 690 940		1 663 824

10. Profit for the period:
Before appropriation from Fund for general banking risks	471 486		2 259 612
Appropriation for the year from Fund for general banking risks	0		975 000

Profit to be appropriated		471 486		3 234 612

TOTAL EQUITY		34 004 285		33 207 839

TOTAL LIABILITIES & EQUITY		304 168 968		304 432 951

EIB Group – Interim Financial Statements	7

CONSOLIDATED PROFIT AND LOSS ACCOUNT FOR THE PERIOD ENDED 30 JUNE 2007

in EUR ’000

		30.06.2007		30.06.2006		31.12.2006
		(Unaudited)		(Unaudited)
1. Interest and similar income		6 598 367		5 780 476		12 083 641

2. Interest expense and similar charges		- 5 703 265		- 4 931 185		- 10 393 526

3. Income from shares and other variable-yield securities		11 950		10 426		29 869

4. Fee and commission income		34 047		42 686		89 298

5. Fee and commission expense		- 896		- 811		- 589

6. Result on financial operations		- 337 430		328 395		716 303

7. Other operating income		11 903		22 118		28 881

8. General administrative expenses		- 159 518		- 150 136		- 372 156
a) staff costs	- 125 302		- 119 810		- 298 220
b) other administrative costs	- 34 216		- 30 326		- 73 936

9. Depreciation and amortisation		- 10 329		- 7 583		- 18 257
a) intangible assets	- 1 799		- 1 446		- 3 250
b) tangible assets	- 8 530		- 6 137		- 15 007

10. Credit loss expense		292		316		102 191
11. Reversal of impairment losses / (Impairment losses) on shares and other variable-yield securities		26 365		8 523		- 6 043

12. Profit for the period		471 486		1 103 226		2 259 612

13. Transfer from the Fund for general banking risks		0		0		975 000

14. Profit to be appropriated		471 486		1 103 226		3 234 612

EIB Group – Interim Financial Statements	8

European Investment Bank

Appendix I – June 30, 2007

Statement of movements in consolidated own funds (in EUR ’000)

For the half year ended 30 June 2007	Subscribed capital	Callable capital	Fund for general banking risks (**)	Funds allocated to Structured Finance Facility	Funds allocated to venture capital operations	Reserve fund	Additional Reserves		Profit for the period before appropriation	Total consolidated own funds
							Other	AFS reserve
At 31 December 2005	163 653 737	-155 471 050	915 000	500 000	1 679 333	16 365 374	1 701 423	154 867	1 246 884	30 745 568

Appropriation of prior year’s profit	0	0	60 000	500 000	0	0	686 884	0	-1 246 884	0
Transfer to additional reserves	0	0	0	0	- 15 509	0	15 509	0	0	0
Transfer from additional reserves	0	0	0	250 000	0	0	- 250 000	0	0	0
Changes in fair value during the year	0	0	0	0	0	0	0	202 659	0	202 659
Net profit for the year	0	0	0	0	0	0	0	0	2 259 612	2 259 612

At 31 December 2006	163 653 737	-155 471 050	975 000	1 250 000	1 663 824	16 365 374	2 153 816	357 526	2 259 612	33 207 839

Contribution of Bulgaria and Romania on 01.01.07 (***)	1 154 432	-1 096 710	0	0	0	115 443	57 489	0	0	230 654
Appropriation of prior year’s profit	0	0	- 975 000	0	0	0	3 234 612	0	-2 259 612	0
Transfer to additional reserves (*)	0	0	0	0	27 116	0	- 27 116	0	0	0
Changes in fair value during the half year	0	0	0	0	0	0	0	94 306	0	94 306
Net profit for the half year	0	0	0	0	0	0	0	0	471 486	471 486

At 30 June 2007	164 808 169	-156 567 760	0	1 250 000	1 690 940	16 480 817	5 418 801	451 832	471 486	34 004 285

(*)	An amount of EUR’000 27 116 resulting from the value adjustments on venture capital operations at 31 December 2006 has been transferred from the Funds allocated to venture capital operations to the Additional Reserves
(**)	Before appropriation of current year profit
(***)	As at 1 January 2007, the subscribed capital increased from EUR’000 163 653 737 to EUR’000 164 808 169, by virtue of the contributions of two new Member States: Bulgaria and Romania. As a consequence of this capital increase, the two new Member States contributed to their share of Paid-in capital (EUR’000 57 722), and also their share of the Reserves and General Provisions (EUR’000 172 932) for the amounts outstanding as of 31 December 2006

EIB Group – Interim Financial Statements	9

European Investment Bank

Appendix I – June 30, 2007

CONSOLIDATED CASH FLOW STATEMENT AS AT 30 JUNE 2007

in EUR ’000

		30.06.2007	30.06.2006
		(Unaudited)	(Unaudited)
A.	Cash flows from operating activities:

	Profit for the half year	471 486	1 103 225
Adjustments:
	Unwinding of the discount relating to capital and reserve called, but not paid in	- 23 726	- 32 833
	Allowance to provision for guarantees issued	0	- 7 672
	Depreciation and amortisation on tangible and intangible assets	10 329	7 583
	Impairment losses on venture capital operations	- 5 308	- 2 501
	Increase/Decrease in accruals and deferred income	184	- 21 406
	Increase/Decrease in prepayments and accrued income	- 4 456	20 399
	Investment portfolio amortisation	- 6 916	- 11 902
	Changes in replacement values on derivatives others than those associated with borrowing and loan	2 283 163	720 024
	Profit on operating activities:	2 724 756	1 774 917

	Net loans disbursements	- 16 355 429	- 15 675 185
	Repayments	7 571 882	9 030 497
	Effects of exchange rate changes on loans	1 432 612	3 734 938
	Increase in prepayments and accrued income on loans	- 158 380	- 152 019
	Adjustment of loans (fair value option)	1 766 571	1 544 178
	Changes in replacement values on derivatives associated with loans	- 1 668 202	- 1 550 609
	Decrease/Increase in operational portfolio	1 023 071	- 43 859
	Increase in venture capital operations	- 78 724	- 71 218
	Specific provision on loans and advances	- 61 603	2 000
	Increase in shares and other variable-yield securities	- 52 903	- 5 813
	Decrease in other assets	23 723	40 326
	Increase/Decrease in other liabilities	196 920	- 11 132

	Net cash from operating activities	- 3 635 706	- 1 382 979

B.	Cash flows from investing activities:
	Sales of securities	165 370	246 999
	Purchases of securities	- 2 086	- 228 428
	Increase in asset backed securities	- 538 605	- 120 993
	Purchase of property, furniture and equipment	- 32 119	- 14 956
	Purchase in intangible fixed assets	- 502	- 371

	Net cash from investing activities	- 407 942	- 117 749

C.	Cash flows from financing activities:
	Issue of borrowings	26 738 094	25 733 562
	Redemption of borrowings	- 18 950 734	- 19 913 889
	Effects of exchange rate changes on borrowings and swaps	- 3 831 661	- 4 215 222
	Adjustment of borrowings (fair value option)	- 6 972 046	- 8 417 761
	Changes in replacement values on derivatives associated with borrowings	6 309 397	7 143 996
	Increase/Decrease in accrual and deferred income on borrowings and swaps	61 821	- 336 335
	Paid in by Member States	83 813	0
	Increase in commercial paper	2 159 786	343 421
	Increase/Decrease in amounts owed to credit institutions	371 958	- 179 901

	Net cash from financing activities	5 970 428	157 871

Summary statement of cash flows

	Cash and cash equivalents at 1st January	18 251 863	29 899 127
Net cash from:
	(1) operating activities	- 3 635 706	- 1 382 979
	(2) investing activities	- 407 942	- 117 749
	(3) financing activities	5 970 428	157 871

	Cash and cash equivalents at 30th June	20 178 643	28 556 270

Cash analysis
	Cash in hand, balances with central banks and post office banks	10 148	1 745
	Bills maturing within three months of issue	6 360 149	6 416 689
Loans and advances to credit institutions:
	-accounts repayable on demand	287 576	207 062
	-term deposits accounts	13 520 770	21 930 774
		20 178 643	28 556 270

EIB Group – Interim Financial Statements	10

European Investment Bank

Appendix I – June 30, 2007

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED INTERIM

FINANCIAL STATEMENTS

NOTE A Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the European Investment Bank (the “Bank”) as at June 30, 2007 do not include all of the information and footnotes required for complete financial statements. The financial statements as at and for the periods ended June 30, 2007 and December 31, 2006 are prepared on a consolidated basis.

In the opinion of management, all adjustments, normal recurring accruals and adjustments for the impairment of venture capital operations and loans considered necessary for a fair presentation have been recorded. The amount of the appropriation of part of the surplus to the fund for general banking risks is decided upon annually; accordingly no transfer to the fund for general banking risks through appropriation of the surplus is recorded for the six-month period ended June 30, 2007. The profit for the six-month period ended June 30, 2007 is not necessarily indicative of the results that may be expected for the year ended December 31, 2007.

The unaudited condensed consolidated financial statements as at and for the periods ended June 30, 2007 and the financial statements as at and for the year ended December 31, 2006 were prepared in accordance with International Financial Reporting Standards (IFRS) as endorsed by the EU.

For further information, refer to the financial statements and footnotes thereto included in the Bank’s annual report for the year ended December 31, 2006.

EIB Group – Interim Financial Statements	11

NOTE B Summary Statement of Loans (in Eur ’000)

	Loans granted
Analysis of aggregate loans granted (before specific provisions)	to intermediary credit institutions	directly to final beneficiaries	Total
- Disbursed portion	114,922,574	148,533,123	263,455,697

- Undisbursed portion	9,316,227	40,919,225	50,235,452

Aggregate loans granted	124,238,801	189,452,348	313,691,149

NOTE C Long Term Obligations

[See following page for summary statement of debts.]

NOTE D EIF capital increase and commitment to purchase the remaining EIF shares at a fixed price

EIF capital increase

As at 30 June 2007, the subscribed capital of the EIF has increased from EUR 2 billion to EUR 2.77 billion. The percentage holding of the Bank in the EIF has increased from 61.20% at the end of December 2006 to 65.96% at the end of June 2007.

At the EIF AGM meeting held on the 7 May 2007, it was decided to issue 1000 new shares, identical to the 2000 existing ones (nominal value EUR 1 million each, paid in ratio of 20%) between the 30 June 2007 and 30th June 2010. Out of the 1000 new shares, only 770 were subscribed as at the 30th of June 2007, and for the remainder there is an option to subscribe in the next 3 years. The Bank has decided to subscribe 609 new shares in one go on the 30th of June 2007, compared to some of the other shareholders, explaining why the percentage holding has increased. By the 30th June 2010, all shares not subscribed by the other shareholders will be subscribed by the Bank.

Commitment to purchase the remaining EIF shares at a fixed price

Under the terms of the Replacement Share Purchase Undertaking, the EIB is offering to buy the remaining subscribed shares from the EIF’s other shareholders on the June 30, 2007 for a price of EUR 336,544.84 per share. The latter corresponds to the part of each share in the called capital of EIF, increased by the share premium account, the statutory reserves, the disclosed unrealised gains in venture capital operations, the profit brought forward and the profit of the year. Given that the dividend for the year will still be due to the other shareholders, the dividend decided will be deducted from the, thus obtained, price. The agreed formula is being applied to the approved and audited annual accounts of the EIF for the financial year in which the option is exercised.

EIB Group – Interim Financial Statements	12

NOTE E Commitments, Contingent Liabilities and other memorandum items

[See following pages for summary statement of commitments and contingent liabilities.]

NOTE F Capital, Reserves and Subscribed capital and receivable reserves, called but not paid

As at 1 January 2007, the subscribed capital increased from EUR 163 653 737 000 to EUR 164 808 169 000, by virtue of the contributions of two new Member States: Bulgaria and Romania.

As a consequence of this capital increase, the two new Member States contributed to their share of Paid-in capital (EUR 57 721 600), and also their share of the Reserves and General Provisions (EUR 172 931 917) for the amounts outstanding as of 31 December 2006. The total amount to be paid of EUR 230 653 517 has been equally spread over 8 instalments: 31 May 2007, 31 May 2008, 31 May 2009, 30 November 2009, 31 May 2010, 30 November 2010, 31 May 2011 and 30 November 2011.

The related net receivable from the Member States is shown on the balance sheet under the caption Subscribed capital and receivable reserves, called but not paid.

EIB Group – Interim Financial Statements	13

NOTE C - SUMMARY STATEMENT OF DEBTS EVIDENCED BY CERTIFICATES AS AT 30 JUNE 2007 (IN EUR ’000)

	BORROWINGS					CURRENCY SWAPS				NET AMOUNT
						AMOUNTS PAYABLE (+) OR RECEIVABLE(-)
PAYABLE IN	OUTSTANDING AT 31.12.2006	AVERAGE RATE	OUTSTANDING AT 30.06.2007	AVERAGE RATE	DUE DATES	31.12.2006	AVERAGE RATE	30.06.2007	AVERAGE RATE	OUTSTANDING AT 31.12.2006	OUTSTANDING AT 30.06.2007

EUR	101 037 680	4.12	97 803 335	3.95	2007/2057	48 677 053 +	3.50	55 895 890 +	3.96	149 714 733	153 699 225

GBP	58 233 751	5.28	63 745 406	5.25	2007/2054	17 192 832 -	5.40	19 651 091 -	5.94	41 040 919	44 094 315
DKK	402 360	2.40	537 475	2.86	2010/2026	252 499 +	3.52	17 481 +	4.06	654 859	554 956
SEK	1 235 012	4.31	1 706 566	4.21	2007/2028	563 888 +	3.01	223 683 +	3.47	1 798 900	1 930 249

USD	60 291 687	4.40	62 891 443	4.55	2007/2045	12 528 476 -	5.05	14 840 100 -	5.14	47 763 211	48 051 343
CHF	3 288 692	3.12	3 050 807	3.01	2007/2036	1 063 521 -	0.00	1 275 647 -	0.00	2 225 171	1 775 160
JPY	6 619 308	1.15	7 111 307	1.23	2007/2037	5 826 549 -	0.27	6 424 402 -	0.45	792 759	686 905
NOK	782 957	4.99	809 031	4.99	2007/2025	410 529 -	3.56	486 998 -	4.56	372 428	322 033
CAD	261 763	5.80	987 533	4.93	2008/2045	55 625 -	0.00	917 333 -	0.00	206 138	70 200
AUD	3 592 062	5.45	3 933 180	5.56	2007/2021	3 545 929 -	0.00	3 833 715 -	0.00	46 133	99 465
CZK	1 193 006	4.68	1 082 693	4.72	2007/2030	1 837 287 +	2.43	1 853 822 +	2.75	3 030 293	2 936 515
HKD	1 038 975	4.24	875 260	4.58	2007/2019	1 030 698 -	0.00	868 411 -	0.00	8 277	6 849
NZD	2 142 056	6.25	2 863 101	6.35	2007/2014	2 142 056 -	0.00	2 863 101 -	0.00	0	0
ZAR	1 254 633	8.97	1 314 566	8.94	2007/2018	697 015 -	10.64	831 027 -	10.90	557 618	483 539
HUF	1 187 592	7.57	1 212 675	7.44	2007/2015	725 837 -	7.98	332 029 -	7.70	461 755	880 646
PLN	594 075	6.12	605 132	6.13	2008/2026	307 098 +	4.04	643 872 +	4.31	901 173	1 249 004
MXN	135 967	9.13	133 252	9.13	2007/2015	135 967 -	0.00	133 252 -	0.00	0	0
TWD	375 134	1.03	318 731	0.73	2007/2013	375 134 -	0.00	318 731 -	0.00	0	0
TRY	2 034 897	12.64	2 653 191	13.97	2007/2016	2 034 897 -	0.00	2 653 191 -	0.00	0	0
ISK	563 728	7.53	860 432	8.21	2007/2011	563 728 -	0.00	860 432 -	0.00	0	0
BGN	153 390	4.14	153 390	4.49	2009/2009	153 390 -	0.00	153 390 -	0.00	0	0
MTL	23 294	3.80	23 294	3.80	2009/2009	23 294 -	0.00	23 294 -	0.00	0	0
SIT	16 692	4.75	0	0.00		16 692 -	0.00	0 +	0.00	0	0
SKK	116 926	4.84	119 707	4.84	2023/2028	53 492 -	0.00	0 +	0.00	63 434	119 707
RON	0	0.00	95 724	7.00	2014/2014	0 +	0.00	95 724 -	0.00	0	0
RUB	0	0.00	114 919	6.50	2012/2017	0 +	0.00	114 919 -	0.00	0	0

Fair value option adjustment (IAS 39)	6 257 038		196 498

TOTAL	252 832 675		255 198 648

The redemption of certain borrowings is indexed to stock exchange indexes (historical value : EUR 0 million as at 30.06.07, and EUR 30 million as at 31.12.06).

All such borrowings are hedged in full through swap operations.

EIB Group – Interim Financial Statements	14

NOTE E - Commitments, Contingent Liabilities and other memorandum items (in EUR ’000)

		30.06.2007		31.12.2006
Commitments
- EBRD capital
• uncalled		442 500		442 500
- Undisbursed loans
• credit institutions (Note B)	9 316 227		11 247 729
• customers (Note B)	40 919 225		42 324 173

		50 235 452		53 571 902
- Undisbursed venture capital operations		1 509 173		1 406 469
- Undisbursed infrastructure funds		102 331		121 283
Guarantees:
- In respect of loans granted by third parties		3 149 818		2 534 984
- In respect of venture capital operations		19 348		19 056
Fiduciary operations		7 745 351		7 671 940
Assets held on behalf of third parties
- SME Guarantee Facility	75 973		80 051
- European Technology Facility	80 077		79 689
- Map Equity	119 711		121 348
- Guarantee Fund treasury management	1 120 364		1 379 698
- Investment Facility - Cotonou	710 149		709 977
- Map Guarantee	103 296		115 906
- Seed Capital Action	189		185
- Preparatory Action	2 073		2 035
- Special Section	1 870 520		1 982 216
- FEMIP	31 690		29 841
- BWMi	55		7

		4 114 097		4 500 953

Special deposits for service of borrowings		251 276		193 872
Securities portfolio
- securities receivable		1 357 474		146 285
- securities payable		54 000		0
Interest-rate swap and deferred rate-setting contracts		239 327 558		241 204 991
Currency swap contracts payable		77 881 140		67 706 110
Currency swap contracts receivable		75 930 291		64 658 046
Put option granted to EIF minority shareholders (Note D)		317 362		237 141
Borrowings arranged but not yet signed		5 093 738		313 396
Swaps arranged but not yet signed		18 917		0
Securities lent		889 303		927 972
Future contracts		382 500		540 000
Forward rate agreements		559 313		822 861
FX Forwards		286 178		234 647

EIB Group – Interim Financial Statements	15

EIB

BALANCE SHEET AS AT 30 JUNE 2007 (in EUR ’000)

ASSETS		30.06.2007		31.12.2006
(Unaudited)
1. Cash in hand, balances with central banks and post office banks		10 148		14 676

2. Treasury bills eligible for refinancing with central banks		2 438 013		2 551 274

3. Loans and advances to credit institutions
a) repayable on demand	247 068		139 428
b) other loans and advances	13 435 130		14 497 629
c) loans (Note B)	113 927 492		114 581 860

		127 609 690		129 218 917
4. Loans and advances to customers
a) loans (Note B)	148 039 688		140 034 385
b) specific provisions	- 25 314		- 86 917

		148 014 374		139 947 468
5. Debt securities including fixed-income securities
a) issued by public bodies	532 421		548 751
b) issued by other borrowers	12 692 413		10 278 098

		13 224 834		10 826 849

6. Shares and other variable-yield securities		1 350 552	1 223 151

7. Participating Interests (Note C)		480 587		276 989

8. Intangible assets		3 834		5 131

9. Property, furniture and equipment		238 534		214 597

10. Other assets
a) sundry debtors	550 250		589 321

		550 250		589 321
11. Subscribed capital and receivable reserves, called but not paid (Note E )		1 405 805		1 504 979

12. Prepayments and accrued income		3 133 097		2 784 222

		298 459 718		289 157 574

OFF-BALANCE-SHEET ITEMS		30.06.2007		31.12.2006
(Unaudited)
Commitments
- EBRD capital
• uncalled		442 500		442 500

- EIF capital
• uncalled		1 461 600		979 200
- Undisbursed loans
• credit institutions (Note B)	9 316 227		11 247 729
• customers (Note B)	40 919 225		42 324 173

		50 235 452		53 571 902
- Undisbursed venture capital operations		1 337 352		1 255 633
- Undisbursed infrastructure funds		102 331		121 283

Guarantees
- In respect of loans granted by third parties		101 358		48 500
- In respect of venture capital operations		19 348		19 056

EIF treasury management		531 616		543 168

Guarantee Fund treasury management		1 120 364		1 379 698

EIB Group – Interim Financial Statements	16

European Investment Bank

Appendix I – June 30, 2007

LIABILITIES		30.06.2007		31.12.2006
(Unaudited)
1. Amounts owed to credit institutions
a) with agreed maturity dates or periods of notice	590 824		218 927

		590 824		218 927

2. Debts evidenced by certificates (Note D)
a) debt securities in issue	254 088 250		245 485 435
b) others	913 900		1 090 202

		255 002 150		246 575 637

3. Other liabilities
a) interest subsidies received in advance	193 454		209 438
b) sundry creditors	1 615 549		1 335 969
c) sundry liabilities	12 581		15 332
d) foreign exchange neutralization on currency swap contracts	1 957 961		3 062 164

		3 779 545		4 622 903
4. Accruals and deferred income		4 397 409		4 153 356

5. Provisions for liabilities and charges
a) staff pension fund	931 585		903 676
b) provision for guarantees issued in respect of venture capital operations	5 781		5 781

		937 366		909 457

6. Capital (Note E)
- Subscribed	164 808 169		163 653 737
- Uncalled	- 156 567 760		- 155 471 050

		8 240 409		8 182 687
7. Reserves (Note E)
a) reserve fund	16 480 817		16 365 374
b) additional reserves	5 245 781		2 649 498

		21 726 598		19 014 872
8. Funds allocated to structured finance facility		1 250 000		1 250 000

9. Funds allocated to venture capital operations		1 690 940		1 663 824

10. Profit for the period		844 477		2 565 911

		298 459 718		289 157 574

OFF-BALANCE-SHEET ITEMS		30.06.2007		31.12.2006
(Unaudited)
Special deposits for service of borrowings		251 276		193 872

Securities portfolio
- securities receivable		1 357 474		146 285
- securities payable		54 000		0

Nominal value of interest-rate swap contracts		239 327 558		241 204 991

Nominal value of currency swap contracts payable		77 881 140		67 706 110

Nominal value of currency swap contracts receivable		75 930 291		64 658 046

Nominal value of put option granted to EIF minority shareholders (Note C)		317 362		237 141

Borrowings signed but not yet received		5 093 738		313 396

Swaps signed but not yet received		18 917		0

Securities lending		818 416		842 740

Futures contracts		382 500		540 000

Forward rate agreement		559 313		822 861

FX Forward		286 178		234 647

EIB Group – Interim Financial Statements	17

European Investment Bank

Appendix I – June 30, 2007

PROFIT AND LOSS ACCOUNT FOR

THE PERIOD ENDED 30TH JUNE 2007

in EUR ’000

		30.06.2007		30.06.2006		31.12.2006
		(Unaudited)		(Unaudited)
1. Interest and similar income		6 726 170		5 892 474		12 297 048

2. Interest and similar charges		- 5 816 152		- 5 003 562		- 10 533 970

3. Income from securities with variable-yield		21 443		20 802		33 343
a) income from participating interests	11 980		10 376		10 376
b) income from shares and variable-yield securities	9 463		10 426		22 967

4. Commission income		24 397		26 915		53 443

5. Commission expense		- 5 753		- 5 017		- 9 046

6. Result on financial operations		969		- 4 207		- 3 030

7. Other operating income		9 815		10 053		23 598

8. General administrative expense		- 139 860		- 131 912		- 338 847
a) staff costs	- 107 965		- 103 156		- 269 481
b) other administrative costs	- 31 895		- 28 756		- 69 366

9. Depreciation and amortisation		- 9 611		- 7 083		- 17 193
a) intangible assets	- 1 799		- 1 446		- 3 250
b) tangible assets	- 7 812		- 5 637		- 13 943

10. Result on sale of loans and advances		- 61 490		0		- 109 816

11. Value adjustments on loans and advances		61 490		0		185 404

12. Value adjustments on shares and other variable-yield securities and participative interests		32 767		16 317		8 374

13. Release from provision for guarantees issued		292		850		1 603

14. Release from the Fund for general banking risks		0		0		975 000

15. Profit for the period		844 477		815 630		2 565 911

EIB Group – Interim Financial Statements	18

CASH FLOW STATEMENT AS AT 30 JUNE 2007

in EUR ’000

		30.06.2007	30.06.2006
		(Unaudited)	(Unaudited)
A.	Cash flows from operating activities:
	Profit for the half year	844 477	815 630
Adjustments:
	Value adjustments on tangible and intangible assets	9 611	7 083
	Value adjustment on shares and other variable-yield securities and participating interests	- 32 767	- 10 295
	Increase/Decrease in accruals and deferred income	244 053	- 441 397
	Increase in prepayments and accrued income	- 348 875	- 212 927
	Investment portfolio amortisation	- 6 511	- 11 614

	Profit on operating activities:	709 988	146 480

	Net loan disbursements	- 16 355 429	- 15 675 185
	Repayments	7 571 882	9 030 497
	Effects of exchange rate changes on loans	1 432 612	3 734 938
	Decrease/Increase in treasury portfolios	1 015 548	- 43 275
	Increase in venture capital operations	- 62 789	- 63 853
	Specific provisions on loans and advances	- 61 603	0
	Increase in shares and other variable-yield securities	- 31 846	- 5 815
	Decrease in other assets	39 071	49 596

	Net cash from operating activities	- 5 742 566	- 2 826 617

B.	Cash flows from investing activities:
	Purchases/Sales of EIF shares	- 203 598	1 131
	Sales of securities	142 138	215 453
	Purchases of securities	0	- 196 230
	Increase in asset backed securities	- 531 896	- 111 783
	Increases in property, furniture and equipment	- 31 749	- 14 609
	Increases in intangible fixed assets	- 502	- 371

	Net cash from investing activities	- 625 607	- 106 409

C.	Cash flows from financing activities:
	Issue of borrowings	26 738 094	25 733 562
	Redemption of borrowings	- 18 950 734	- 19 913 889
	Effects of exchange rate changes on borrowings and swaps	- 3 831 661	- 4 215 222
	Increase/Decrease in currency swaps payable	1 206 825	- 124 045
	Paid in by Member States	329 828	0
	Increase in commercial paper	2 159 786	343 421
	Increase/Decrease in amounts owed to credit institutions	371 897	- 182 678
	Increase/Decrease in other liabilities	288 755	- 29 224

	Net cash from financing activities	8 312 790	1 611 925

Summary statement of cash flows

	Cash and cash equivalents at 1st January	18 121 785	29 745 700

Net cash from:
	(1) operating activities	- 5 742 566	- 2 826 617
	(2) investing activities	- 625 607	- 106 409
	(3) financing activities	8 312 790	1 611 925

	Cash and cash equivalents at 30th June	20 066 402	28 424 599

Cash analysis (excluding investment and hedging portfolios)
	Cash in hand, balances with central banks and post office banks	10 148	1 745
	Bills maturing within three months of issue	6 374 056	6 411 321
Loans and advances to credit institutions:
	-accounts repayable on demand	247 068	179 136
	-term deposits accounts	13 435 130	21 832 397
		20 066 402	28 424 599

EIB Group – Interim Financial Statements	19

European Investment Bank

Appendix I – June 30, 2007

NOTES TO THE UNAUDITED CONDENSED INTERIM FINANCIAL

STATEMENTS

NOTE A Basis of Presentation

The accompanying unaudited condensed financial statements of the European Investment Bank (the “Bank”) as at June 30, 2007 do not include all of the information and footnotes required for complete financial statements. These financial statements are prepared on an unconsolidated basis.

In the opinion of management, all adjustments, normal recurring accruals and adjustments for the impairment of venture capital operations and loans considered necessary for a fair presentation have been recorded. The amount of the transfer to the fund for general banking risks is decided upon annually; accordingly no transfer to the fund for general banking risks is recorded in the profit and loss account for the six-month period ended June 30, 2007. The profit for the six-month period ended June 30, 2007 is not necessarily indicative of the results that may be expected for the year ended December 31, 2007.

These unaudited condensed financial statements as at and for the periods ended June 30, 2007 and the financial statements as at and for the year ended December 31, 2006 were prepared in accordance with the general principles of the Directive of the Council of the European Communities of 8 December 1986 (as amended by the Directive of May 31, 2001) without making use of the option available to apply fair value accounting.

For further information, refer to the unconsolidated financial statements and footnotes thereto included in the Bank’s annual report for the year ended December 31, 2006.

NOTE B Summary Statement of Loans (in Eur ’000)

	Loans granted
Analysis of aggregate loans granted (before specific provisions)	to intermediary credit institutions	directly to final beneficiaries	Total
- Disbursed portion	113,927,492	148,039,688	261,967,180

- Undisbursed portion	9,316,227	40,919,225	50,235,452

Aggregate loans granted	123,243,719	188,958,913	312,202,632

EIB Group – Interim Financial Statements	20

European Investment Bank

Appendix I – June 30, 2007

NOTE C Participating Interests

EIF capital increase

This item for EUR 480,587,060 corresponds to the capital paid in by the Bank in respect of its subscription (EUR 1,827,000,000) to the capital of the European Investment Fund (EIF), with its registered office in Luxembourg.

As at 30 June 2007, the subscribed capital of the EIF has increased from EUR 2 billion to EUR 2.77 billion. The percentage holding of the Bank in the EIF has increased from 61.20% at the end of December 2006 to 65.96% at the end of June 2007.

At the EIF AGM meeting held on the 7 May 2007, it was decided to issue 1000 new shares, identical to the 2000 existing ones (nominal value EUR 1 million each, paid in ratio of 20%) between the 30 June 2007 and 30th June 2010. Out of the 1000 new shares, only 770 were subscribed as at the 30th of June 2007, and for the remainder there is an option to subscribe in the next 3 years. The Bank has decided to subscribe 609 new shares in one go on the 30th of June 2007, compared to some of the other shareholders, explaining why the percentage holding has increased.

By the 30th June 2010, all shares not subscribed by the other shareholders will be subscribed by the Bank.

Commitment to purchase the remaining EIF shares at a fixed price

Under the terms of the Replacement Share Purchase Undertaking, the EIB is offering to buy the remaining subscribed shares from the EIF’s other shareholders on the June 30, 2007 for a price of EUR 336,544.84 per share. The latter corresponds to the part of each share in the called capital of EIF, increased by the share premium account, the statutory reserves, the disclosed unrealised gains in venture capital operations, the profit brought forward and the profit of the year. Given that the dividend for the year will still be due to the other shareholders, the dividend decided will be deducted from the, thus obtained, price. The agreed formula is being applied to the approved and audited annual accounts of the EIF for the financial year in which the option is exercised.

NOTE D Long Term Obligations

[See following page for summary statement of debts.]

NOTE E Capital, Reserves and Subscribed capital and receivable reserves, called but not paid

As at 1 January 2007, the subscribed capital increased from EUR 163 653 737 000 to EUR 164 808 169 000, by virtue of the contributions of two new Member States: Bulgaria and Romania.

EIB Group – Interim Financial Statements	21

European Investment Bank

Appendix I – June 30, 2007

As a consequence of this capital increase, the two new Member States contributed to their share of Paid-in capital (EUR 57 721 600), and also their share of the Reserves and General Provisions (EUR 172 931 917) for the amounts outstanding as of 31 December 2006. The total amount to be paid of EUR 230 653 517 has been equally spread over 8 instalments: 31 May 2007, 31 May 2008, 31 May 2009, 30 November 2009, 31 May 2010, 30 November 2010, 31 May 2011 and 30 November 2011.

The related net receivable from the Member States is shown on the balance sheet under the caption Subscribed capital and receivable reserves, called but not paid.

EIB Group – Interim Financial Statements	22

NOTE D - SUMMARY STATEMENT OF DEBTS EVIDENCED BY CERTIFICATES AS AT 30 JUNE 2007 (IN EUR ’000)

	BORROWINGS					CURRENCY SWAPS				NET AMOUNT
						AMOUNTS PAYABLE (+) OR RECEIVABLE(-)
PAYABLE IN	OUTSTANDING AT 31.12.2006	AVERAGE RATE	OUTSTANDING AT 30.06.2007	AVERAGE RATE	DUE DATES	31.12.2006	AVERAGE RATE	30.06.2007	AVERAGE RATE	OUTSTANDING AT 31.12.2006	OUTSTANDING AT 30.06.2007
EUR	101 037 680	4.12	97 803 335	3.95	2007/2057	48 677 053 +	3.50	55 895 890 +	3.96	149 714 733	153 699 225

GBP	58 233 751	5.28	63 745 406	5.25	2007/2054	17 192 832 -	5.40	19 651 091 -	5.94	41 040 919	44 094 315
DKK	402 360	2.40	537 475	2.86	2010/2026	252 499 +	3.52	17 481 +	4.06	654 859	554 956
SEK	1 235 012	4.31	1 706 566	4.21	2007/2028	563 888 +	3.01	223 683 +	3.47	1 798 900	1 930 249

USD	60 291 687	4.40	62 891 443	4.55	2007/2045	12 528 476 -	5.05	14 840 100 -	5.14	47 763 211	48 051 343
CHF	3 288 692	3.12	3 050 807	3.01	2007/2036	1 063 521 -	0.00	1 275 647 -	0.00	2 225 171	1 775 160
JPY	6 619 308	1.15	7 111 307	1.23	2007/2037	5 826 549 -	0.27	6 424 402 -	0.45	792 759	686 905
NOK	782 957	4.99	809 031	4.99	2007/2025	410 529 -	3.56	486 998 -	4.56	372 428	322 033
CAD	261 763	5.80	987 533	4.93	2008/2045	55 625 -	0.00	917 333 -	0.00	206 138	70 200
AUD	3 592 062	5.45	3 933 180	5.56	2007/2021	3 545 929 -	0.00	3 833 715 -	0.00	46 133	99 465
CZK	1 193 006	4.68	1 082 693	4.72	2007/2030	1 837 287 +	2.43	1 853 822 +	2.75	3 030 293	2 936 515
HKD	1 038 975	4.24	875 260	4.58	2007/2019	1 030 698 -	0.00	868 411 -	0.00	8 277	6 849
NZD	2 142 056	6.25	2 863 101	6.35	2007/2014	2 142 056 -	0.00	2 863 101 -	0.00	0	0
ZAR	1 254 633	8.97	1 314 566	8.94	2007/2018	697 015 -	10.64	831 027 -	10.90	557 618	483 539
HUF	1 187 592	7.57	1 212 675	7.44	2007/2015	725 837 -	7.98	332 029 -	7.70	461 755	880 646
PLN	594 075	6.12	605 132	6.13	2008/2026	307 098 +	4.04	643 872 +	4.31	901 173	1 249 004
MXN	135 967	9.13	133 252	9.13	2007/2015	135 967 -	0.00	133 252 -	0.00	0	0
TWD	375 134	1.03	318 731	0.73	2007/2013	375 134 -	0.00	318 731 -	0.00	0	0
TRY	2 034 897	12.64	2 653 191	13.97	2007/2016	2 034 897 -	0.00	2 653 191 -	0.00	0	0
ISK	563 728	7.53	860 432	8.21	2007/2011	563 728 -	0.00	860 432 -	0.00	0	0
BGN	153 390	4.14	153 390	4.49	2009/2009	153 390 -	0.00	153 390 -	0.00	0	0
MTL	23 294	3.80	23 294	3.80	2009/2009	23 294 -	0.00	23 294 -	0.00	0	0
SIT	16 692	4.75	0	0.00		16 692 -	0.00	0 +	0.00	0	0
SKK	116 926	4.84	119 707	4.84	2023/2028	53 492 -	0.00	0 +	0.00	63 434	119 707
RON	0	0.00	95 724	7.00	2014/2014	0 +	0.00	95 724 -	0.00	0	0
RUB	0	0.00	114 919	6.50	2012/2017	0 +	0.00	114 919 -	0.00	0	0

TOTAL	246 575 637		255 002 150			3 062 164		1 957 961

The redemption of certain borrowings is indexed to stock exchange indexes (historical value : EUR 0 million as at 30.06.07, and EUR 30 million as at 31.12.06).

All such borrowings are hedged in full through swap operations.

EIB Group – Interim Financial Statements	23